               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                              FORM 8-K


                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                         October 22, 1996



                     NATIONAL R.V. HOLDINGS, INC.
------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)



       Delaware             0-22268             13-0371079
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(State or other           (Commission        (I.R.S. Employer
 jurisdiction)            File Number)       Identification No.)


          3411 N. Perris Blvd., Perris, California     92571
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         (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (909) 943-6007


                               N/A
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     (Former name and former address, if changed since last report)

Item 5.   Other Events.
          -------------
          On September 22, 1996, National R.V. Holdings, Inc., a Delaware corporation (the "Company"), announced that it had entered into a Share Exchange Agreement, dated as of October 22, 1996 (the "Exchange Agreement"), with Country Coach, Inc. ("CCI") and the stockholders of CCI, pursuant to which all of the outstanding shares of common stock of CCI will be exchanged for shares of the Company's Common Stock in accordance with the terms of the Exchange Agreement. The consummation of the transactions contemplated by the Exchange Agreement is subject to the satisfaction of certain conditions as set forth therein.


Item 7.   Financial Statements and Exhibits.
          ----------------------------------

          (c)  Exhibits.
               ---------

               A Share Exchange Agreement, dated as of October 22, 1996, by and among National R.V. Holdings, Inc., Country Coach, Inc., Robert B. Lee, Jack
                    L. Courtemanche, Terry N. Lee, Kenda M. Mason and Brenda J. Lee-Thomson.

               B    Press Release of the Company dated September
                    22, 1996.

                              SIGNATURES
                              ----------



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NATIONAL R.V. HOLDINGS, INC.



                              By: /s/ Stephen M. Davis
                                  -----------------------
                                 Name:  Stephen M. Davis
                                 Title:  Secretary


Dated:  November 1, 1996


84116
                                                  Exhibit A
















                    SHARE EXCHANGE AGREEMENT
                          BY AND AMONG
                 NATIONAL R.V. HOLDINGS, INC.,
                       COUNTRY COACH, INC.
                    AND THE CCI STOCKHOLDERS




                        October 22, 1996

          SHARE EXCHANGE AGREEMENT dated October 22, 1996 (the "Agreement"), by and among NATIONAL R.V. HOLDINGS, INC., a Delaware corporation ("NRVH"), COUNTRY COACH, INC., an Oregon corporation ("CCI") and Robert B. Lee ("Mr. Lee"), Jack L. Courtemanche ("Mr. Courtemanche") and Terry N. Lee ("Ms. Lee"), Kenda M. Mason ("Ms. Mason") and Brenda J. Lee-Thomson ("Ms. Lee-Thomson," collectively, with Mr. Lee, Mr. Courtemanche, Ms. Lee and Ms. Mason, the "CCI Stockholders").

          WHEREAS, the respective Boards of Directors of NRVH, and CCI have each determined that it is advisable and for the benefit and in the best interests of their corporations and their respective stockholders that CCI be acquired by NRVH by means of an exchange of CCI's Common Stock, no par value (the "CCI Common Stock") for shares of common stock (the "NRVH Common Stock"), par value $.01 per share of NRVH, on the terms and conditions hereinafter set forth (the "Exchange");

          WHEREAS, for federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended ("the "Code");

          NOW, THEREFORE, in consideration of the premises, the mutual covenants, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be bound hereby agree as follows:


                           ARTICLE I.

                          THE EXCHANGE

          SECTION 1.1 The Exchange. Subject to the terms and conditions hereof, on the Effective Date (as defined in Section 1.3), the outstanding CCI Common Stock shall be exchanged into shares of NRVH Common Stock in accordance with the applicable provisions of the laws of the State of Delaware ("Delaware Law") and the State of Oregon ("Oregon Law"). Following the Effective Date, CCI shall continue its corporate existence under Oregon Law.

          SECTION 1.2    Board of Directors and Stockholders'
Meetings.

               (a) CCI and the CCI Stockholders. CCI and the CCI Stockholders shall, as soon as practicable, take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to approve the Exchange.

               (b) NRVH. NRVH shall, as soon as practicable, take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to approve the Exchange.
          SECTION 1.3 Consummation of the Exchange; Effective Date. As soon as practicable following the Closing (as that term is defined in Section 2.3), the parties hereto will file with the Secretary of State of the State of Oregon, Articles of Share Exchange in such form as required by, and executed in accordance with, the relevant provisions of Oregon Law. The Exchange shall become effective at such time (the "Effective Time") as the Articles of Share Exchange shall have been duly filed with the Secretary of State of the State of Oregon and, if necessary, all required action has been taken pursuant to Delaware Law (the "Effective Date").

          SECTION 1.4 Directors. On the Effective Date, Mr. Lee shall be appointed a director of NRVH, and the directors of the CCI shall be those persons who are listed on Schedule 1.4B, all such directors to hold office until their respective successors are duly elected and qualified.

          SECTION 1.5 Officers. On and after the Effective Date, the officers of CCI shall be those persons who are listed on
Schedule 1.5B, each to hold the office(s) set forth opposite their respective names on such Schedule, all duly elected and qualified.


                           ARTICLE 2.

                    EXCHANGE AND CANCELLATION
                          OF SECURITIES

          SECTION 2.1    Conversion and Cancellation of Common
Stock of CCI. As of the Effective Date, by virtue of the Exchange and without any action on the part of the holders thereof:

               (a) Exchange Consideration. On the Effective Date, all shares of CCI Common Stock issued and outstanding immediately prior to the Effective Date, other than any shares of Common Stock held by CCI, shall, by virtue of the Exchange automatically and without any action on the part of the holder thereof, become and be exchanged into the right to receive in total an aggregate number of shares (the "Closing Shares") of NRVH Common Stock which equals the quotient obtained by dividing $9,000,000 by the Market Value (as defined in Section 12.3(e)). The Closing Shares are sometimes collectively referred to hereinafter as the "Exchange Consideration." Each share of CCI Common Stock so exchanged shall be entitled to receive its pro rata portion (the "Pro Rata Portion") of the Exchange Consideration. If the outstanding shares of NRVH Common Stock are increased or decreased, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the Exchange Consideration.

               (b) Capital Stock Held by CCI. On the Effective Date, each share of capital stock of CCI held in the treasury of CCI immediately prior to the Effective Date shall, by virtue of the Exchange and without any action on the part of the holder thereof, be automatically cancelled and retired and cease to exist and no securities or other consideration shall be payable in respect thereof.

          SECTION 2.2 Surrender and Payment. After the Effective Date, each holder of a certificate that formerly represented shares of CCI Common Stock, issued and outstanding on the Effective Date (other than shares held by CCI) shall be entitled, upon surrender thereof to CCI, to receive the Pro Rata Portion of the Exchange Consideration for each share of CCI Common Stock theretofore represented by the certificate so surrendered as provided in Section 2.1 hereof, and the certificate so surrendered shall forthwith be cancelled.

          SECTION 2.3 Closing. Subject to Section 10.1(e), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place, unless the parties shall otherwise agree, at the offices of Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022 at 10:00 A.M. local time, on October 31, 1996 or such other sooner or later time as NRVH and CCI may mutually agree (the "Closing Date").


                           ARTICLE 3

            CERTIFICATE OF INCORPORATION and BY-LAWS

          SECTION 3.1 Certificate of Incorporation and By-laws. As of the Effective Date, the Certificate of Incorporation and By-laws of CCI shall be in the forms attached hereto as Exhibit 3.1.


                           ARTICLE 4

              CERTAIN PROVISIONS RELATING TO SHARES

          SECTION 4.1 No Fractional Shares of NRVH Common Stock. No fractional shares of NRVH Common Stock shall be issued by NRVH in the Exchange and the number of shares of NRVH Common Stock to be issued pursuant to the terms of the Exchange shall be rounded down to the next lower whole number.

          SECTION 4.2 Taking of Necessary Action; Further Action. NRVH, CCI and the CCI Stockholders shall each take all such action as may be necessary or appropriate in order to effectuate the Exchange as promptly as possible, subject to all of the terms and conditions hereof. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement NRVH, CCI and the CCI Stockholders agree to take, and shall take, all such action.

          SECTION 4.3 Closing of CCI's Transfer Books. On the Effective Date, the stock transfer books of CCI shall be closed and no transfer of shares of capital stock of CCI shall thereafter be made. If, after the Effective Date, certificates representing shares of CCI Common Stock are presented to CCI, they shall be cancelled and exchanged for the Exchange Consideration provided in
Section 2.1 hereof.


                           ARTICLE 5

 REPRESENTATIONS AND WARRANTIES OF CCI AND THE CCI STOCKHOLDERS

          Except as set forth in the Disclosure Schedule delivered by CCI to NRVH prior to the execution of this Agreement and attached hereto (the "CCI Disclosure Schedule"), which shall identify exceptions by specific Section references, CCI and each CCI Stockholder, severally and jointly, hereby represents and warrants to NRVH that:

          SECTION 5.1 Organization and Qualification; No Subsidiaries. CCI is a corporation duly organized and validly existing under the laws of the State of Oregon, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly organized, validly existing and in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have a CCI Material Adverse Effect. The term "CCI Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, business, properties, assets, or operations of CCI at the time of such event, change or effect. CCI has no subsidiaries. Except as disclosed in Section 5.1 of CCI Disclosure Schedule, there are no corporations, partnerships or joint venture arrangements or other business entities in which CCI owns an equity interest.

          SECTION 5.2 Certificate of Incorporation and By-Laws. CCI is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

          SECTION 5.3    Capitalization.    The authorized capital
stock of CCI consists of 1,000,000 shares of CCI Common Stock of which: (x) as of October 21, 1996, 67,251 shares of CCI Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (y) as of October 21, 1996, no shares of CCI Common Stock were held in the treasury of CCI. Except as described in this Section 5.3 or in
Section 5.3 of CCI Disclosure Schedule, as of the date of this Agreement, no shares of CCI Common Stock are reserved for any other purpose. Between January 1, 1996 and the date of this Agreement, no shares of CCI Common Stock have been issued by CCI. Since January 1, 1995, CCI has not granted any options in, or any other rights to purchase, shares of CCI Common Stock and there are no such options or rights outstanding. Each of the outstanding shares of capital stock or other securities of CCI is duly authorized and validly issued, and, in the case of shares of capital stock, fully paid and nonassessable. Each CCI Stockholder is the owner of record and beneficially of the number of shares of CCI Common Stock set forth in Section 5.3 of the CCI Disclosure Schedule, which total amount equals all outstanding shares of CCI Common Stock.

               (b) Except as set forth in Section 5.3(a) above or otherwise contemplated hereby, as of the date of this Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which CCI is a party relating to the issued or unissued capital stock or other securities of CCI, or obligating CCI to grant, issue or sell any shares of the capital stock or other securities of CCI, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of CCI to (x) repurchase, redeem or otherwise acquire any shares of CCI capital stock; or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of CCI or any other person. As of the date of this Agreement, CCI neither owns nor has agreed to purchase or otherwise acquire, any capital stock of, or any interest convertible into or exchangeable or exercisable for, any capital stock of any corporation, partnership, joint venture or other business association or entity. Except as set forth in
Section 5.3 of CCI Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of CCI. There are no voting trusts, proxies or other agreements or understandings to which CCI is a party or relating to CCI with respect to the voting of any shares of capital stock of CCI.

          SECTION 5.4 Authority. CCI has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each CCI Stockholder has the legal right and capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CCI and the CCI Stockholders and the consummation by CCI of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of CCI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The holders of Common Stock of CCI have approved and adopted this Agreement and have approved the Exchange. This Agreement has been duly executed and delivered by CCI and the CCI Stockholders and, assuming the due authorization, execution and delivery thereof by NRVH, constitutes the legal, valid and binding obligation of CCI and the CCI Stockholders, enforceable against CCI and the CCI Stockholders in accordance with its terms.

          SECTION 5.5 No Conflict; Business Relationships; Required Filings and Consents. (a) The execution and delivery of this Agreement by CCI does not, and the performance of this Agreement by CCI and the CCI Stockholders will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, in each case as amended or restated, of CCI, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment, arbitration award or decree (collectively, "Laws") or CCI Permit (as hereinafter defined) in effect as of the date of this Agreement and applicable to CCI or any CCI Stockholder or by which any of their respective properties is bound or subject to or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of CCI or any CCI Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which CCI or any CCI Stockholder is a party or by which CCI or any CCI Stockholder or any of their respective properties is bound or is subject.

               (b) Since January 1995, no supplier, dealer or creditor of CCI (the "Business Relationships") has notified CCI, either orally or in writing, that such Business Relationships may take action which is reasonably likely to materially and adversely affect the condition (financial or otherwise), business, properties, assets, or operations, including sales, of CCI.

               (c) The execution and delivery of this Agreement by CCI and each CCI Stockholder does not, and the performance of this Agreement by CCI and each CCI Stockholder will not require CCI or any CCI Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities"), except for the filing and recordation of appropriate exchange documents as required by Oregon Law.

          SECTION 5.6 Permits; Compliance. CCI is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders required to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "CCI Permits"), and, to the knowledge of CCI, there is no action, proceeding or investigation pending or threatened regarding suspension or cancellation of any CCI Permits, except where the failure to possess, or the suspension or cancellation of, such CCI Permits would not have a CCI Material Adverse Effect. CCI is not in conflict with, or in default or violation of (a) any Law, including but not limited to, Laws pertaining to the environment, occupational safety, employment matters and licensing, or, to the knowledge of CCI, any requirement, guideline, promulgation or rule of the Recreational Vehicle Industry Association or (b) any of CCI Permits, except for any such conflicts, defaults or violations which would not have a CCI Material Adverse Effect. CCI has not received from any Governmental Entity any written notification that CCI is in conflict with, or has defaulted or violated any Law or CCI Permit. For purposes of Section 5.6, an event or state of facts which would require CCI to pay for any purpose or incur as an obligation $5,000 (or $25,000 in the aggregate) is deemed to result in a "CCI Material Adverse Effect."

          SECTION 5.7 Financial Statements. CCI has furnished to NRVH copies of the balance sheet of CCI as at December 31, 1994 and December 31, 1995, and the related statements of operations, stockholders' equity and cash flows of CCI for the three years ended December 31, 1995, audited by Coopers & Lybrand L.L.P. (the "Audited Financial Statements"), and the balance sheet as at September 30, 1996 and statement of operations of CCI for the nine months ended September 30, 1996 (the "Unaudited Financial Statements" and collectively with the Audited Financial Statements, the "Financial Statements"). The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles, and the Financial Statements fairly present the consolidated financial position of CCI and its subsidiaries as of the respective dates thereof and consolidated results of operations and cash flows for the periods indicated. CCI and the subsidiaries maintain a system of internal accounting controls sufficient to provide assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorizations; (iv) appropriate accruals, including for employee bonuses and vacation time, have been taken; and (v) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Unaudited Financial Statements have been prepared on the basis of a physical inventory taken by CCI. Schedule 5.7 describes the deviations from generally accepted accounting principles of the Unaudited Financial Statements.

          SECTION 5.8 Absence of Certain Changes or Events. Except as set forth in Section 5.8 of the CCI Disclosure Schedule, during the period commencing January 1, 1996 and ending on the date of this Agreement, CCI and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any material damage, destruction or loss (not covered by insurance) with respect to any material assets of CCI; (ii) any change by CCI or its subsidiaries in their accounting methods, principles or practices; (iii) any declaration, setting aside or payment of any dividends or distributions in respect of shares of CCI Common Stock or any redemption, purchase or other acquisition of, or issuance or sale of, any of CCI's securities; (iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any increases in the compensation payable or to become payable to directors, officers, employees or consultants of CCI (including the payment of any bonuses), except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice; (v) sale, assignment or transfer of any material portion of its assets, except in the ordinary course of business, or cancellation of any material debts or claims, (vi) incurring of any capital expenditures or any commitment therefor binding upon CCI which would cause the aggregate amount of all actual expenditures for CCI for fiscal 1996 to exceed $2,100,000; (vii) notice (in writing or otherwise) by a dealer that such dealer intends to reduce the amount of business it does with CCI; or (viii) repurchases by CCI of a motorhome from any third party (other than as a trade-in from a purchaser of a new motorhome from CCI), or (ix) a CCI Material Adverse Effect.

          SECTION 5.9 Absence of Litigation. Except as disclosed in Section 5.9 of the CCI Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of CCI, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of CCI, threatened in writing against CCI or any properties or rights of CCI (except for claims, actions, suits, litigations, proceedings, arbitrations, or investigations which, individually or in the aggregate, would not reasonably be expected to have a CCI Material Adverse Effect) nor, to the knowledge of CCI, does there exist any basis therefor, and CCI is not subject to any continuing order of, consent decree, settlement agreement or other similar written continuing investigation by, or any judgment, order, writ, injunction, decree or award of, any Governmental Entity, court or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which, individually or in the aggregate, would not have a CCI Material Adverse Effect. For purposes of this
Section 5.9, "CCI Material Adverse Effect" is deemed to include any claim, action, suit, litigation, proceeding, arbitration or investigation which if decided against CCI would require the payment of $25,000 individually and $50,000 in the aggregate.

          SECTION 5.10 Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by CCI, or with respect to which CCI could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"), CCI has made available to NRVH a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Benefit Plan,
(iii) each trust agreement relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401(a) of the Code.

               (b) With respect to the Benefit Plans, no event has occurred and, to the knowledge of CCI, there exists no condition or set of circumstances, in connection with which CCI could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law.

               (c) Except as disclosed in Section 5.10(c) of the CCI Disclosure Schedule, neither CCI nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is CCI the subject of a pending or threatened proceeding seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened. To the knowledge of CCI, neither CCI nor its subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of CCI or its subsidiaries, and there is no pending or threatened charge or complaint against CCI or its subsidiaries by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint would not have a CCI Material Adverse Effect.

               (d) Set forth in Section 5.10 (d) of the CCI Disclosure Schedule is a list of: (i) all employment agreements with employees of CCI; (ii) all agreements with consultants of CCI obligating CCI to make annual cash payments in an amount exceeding $25,000; (iii) all officers of CCI who have executed a non-competition agreement with CCI; (iv) all severance agreements, programs and policies of CCI with or relating to its employees; (v) all plans, programs, agreements and other arrangements of CCI with or relating to its employees which contain change in control provisions. Except as disclosed in Section 5.10 of the CCI Disclosure Schedule, no benefit plan or employment arrangement exists which could result in the payment to any current, former or future director or employee of CCI of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered. CCI has made available to NRVH complete copies of all such agreements and documents.

               (e) Except as provided in the employment agreements referred to in clause (i) of Section 5.10(d), or in Section 5.10 of CCI Disclosure Schedule, (x) no benefit plan provides retiree medical or retiree life insurance benefits to any person and (y) CCI is not contractually obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment.

          SECTION 5.11   Taxes.

          (i) All Returns (as defined in Section 12.3(g)) with respect to any tax period ending on or before the close of the Effective Date, ("Pre-Closing Tax Period") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws;

         (ii) All Taxes (as defined in Section 12.3(i)) due and payable by, or attributable to, CCI with respect to any Pre-Closing Tax Period have, to the extent required to be paid on or before the date hereof, been timely paid or withheld and remitted to the appropriate Taxing Authority;

        (iii) Except as disclosed in Section 5.11 of the CCI Disclosure Schedule, CCI has not been granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effective to such extension or waiver) has not yet expired;

         (iv)  Except as disclosed in Section 5.11 of the CCI
Disclosure Schedule, CCI has not received any written notice of any deficiency, claim, audit, action, suit, proceeding, or investigation with respect to any Pre-Closing Tax Period;

          (v) There are no pending written requests by CCI for rulings, determinations, or accounting method changes in respect of any Tax with any taxing authority;

         (vi) None of the property owned or used by CCI is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended;

        (vii) None of the property owned or used by CCI is subject to a lease, other than a "true" lease for federal income tax purposes;

       (viii) None of the property owned by CCI is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

         (ix) CCI has not entered into, nor will it enter into, any agreement or consent pursuant to Section 341(f) of the Code;

          (x) There are no liens for Taxes upon the assets of CCI, except liens for current Taxes not yet due or payable;

         (xi) CCI is not subject to withholding under Section 1445 of the Code with respect to any transaction contemplated hereby;

        (xii) Without the prior written consent of NRVH, CCI shall not between the date hereof and the Effective Date, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax benefit of NRVH and its subsidiaries after the Effective Date.

        (xiii) As of the close of the day before the Effective Date, CCI is, and has been for every taxable year since October 1, 1984, a valid S corporation (as defined in Section 1361 et seq. of the Code, and regulations promulgated thereunder) and no entity-level Tax has been imposed on the income of CCI during the period in which CCI has been an S corporation.

          SECTION 5.12   Tax Matters.   Neither CCI nor, to the
knowledge of CCI, any of its affiliates has taken or agreed to take any action that would prevent the Exchange from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          SECTION 5.13 Certain Business Practices. Neither CCI nor any directors, officers, or, to the knowledge of CCI, agents or employees of CCI has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, or (iii) made any other unlawful payment. Neither CCI nor any of its directors, officers, or, to the knowledge of CCI, agents or employees have taken any action, or made any omission, that has or with the elapsing of time could have an adverse impact on CCI's ability to receive payment or reimbursement for services rendered from any insurance carrier, group health plan, or other third party payor.

          SECTION 5.14 No Undisclosed Liabilities. Except as set forth in Section 5.14 of the CCI Disclosure Schedule, neither CCI nor any of its subsidiaries has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) involving in excess of $25,000 in the aggregate, except (i) liabilities expressly reflected on CCI's audited balance sheet as of December 31, 1995, including the notes thereto, (ii) liabilities under contracts or commitments described in Section 5.16 of the CCI Disclosure Schedule (but not liabilities for breaches thereof involving in excess of $25,000 in the aggregate), (iii) liabilities incurred in the ordinary course of business for the acquisition of supplies, parts and inventory for production and operations in amounts consistent with past practice; and (iv) liabilities which have arisen since December 31, 1995 in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits involving in excess of $25,000 in the aggregate).

          SECTION 5.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CCI.

          SECTION 5.16 Material Contract and Absence of Defaults. Except as listed in Section 5.16 of the CCI Disclosure Schedule
("Material Contracts"), CCI does not have outstanding:

               (a)  Any single contract providing for an
expenditure by CCI in excess of $10,000 for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment or for the purchase of raw materials, supplies, component parts or other items which are in the nature of inventory;

               (b) Any contract, bid or offer to sell products or to provide services to third parties which (A) is pursuant to terms or conditions that CCI does not reasonably expect to satisfy or fulfill in its entirety, or (B) which involves more than $10,000, or which, together with all other contracts, bids or offers to or with the same party or any affiliates parties involves more than $25,000;

               (c) Any lease of any personal property under which CCI is lessor requiring aggregate annual payments in excess of $10,000;

               (d) any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever;

               (e) Any loan agreement, indenture, promissory note, conditional sales agreement, guarantee or other similar type of agreement that involves $10,000 or more; or

               (f) Any other material contract or commitment which is not cancelable on thirty (30) or less days' notice without further obligation on the part of CCI.

          CCI has provided to NRVH true, correct and complete copies of all Material Contracts. CCI is not, nor has it received any notice that it is, or has any knowledge that any other party is, in default in any respect under any such Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. CCI's Material Contracts comply with all applicable Laws.

          SECTION 5.17 Corporate and Shareholder Approval. The Board of Directors of CCI, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the Directors then in office) or by unanimous written consent thereof, and the stockholders of CCI, have approved the terms of this Agreement and the transactions contemplated hereby, including the Exchange.

          SECTION 5.18 Books and Records. The books of account and other financial records of CCI are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to CCI, and are accurately reflected in the Financial Statements. The minute books of CCI contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of CCI.

          SECTION 5.19 Properties. Except as disclosed in the Financial Statements, CCI (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Financial Statements as being owned by CCI or acquired after the date thereof which are, individually or in the aggregate, material to CCI's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all liens except statutory liens securing payments of Taxes or other liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in the Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to CCI's knowledge, the lessor and no event has occurred or fact exists which permit a lessor, now or with the passage of time, notice or an opportunity to cure, to seek a remedy under a lease and CCI is entitled to quiet enjoyment to its premises.

          SECTION 5.20   Environmental Matters.

               (a) CCI currently conducts its business within the limits set forth in each and every current environmental authorization, license, permit, variance, exemption, consent, approval and order (collectively, Environmental Permit") it holds, and has conducted business in compliance with all terms and conditions of such Environmental Permits since December 31, 1992.

               (b) No Environmental Permit of any foreign or domestic environmental authority is required for the performance of the Agreement by CCI or the consummation of the transactions contemplated hereby.

               (c) CCI has not conducted or operated or currently conducts or operates storage areas, drum storage areas, surface impoundments, incinerators, land fills, tanks, lagoons, ponds, waste piles or deep well injection system for the purpose of treatment, storage or disposal of hazardous waste as defined by the Federal Resource Conservation and Recovery Act, as amended ("RCRA"), or to which any other Law is applicable, on any real property used or formerly used by it.

               (d) CCI has not transported for offsite disposal any hazardous waste or substance as defined in either RCRA or the Federal Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or to which any other Law is applicable, or entered into any contract or agreement, or otherwise arranged, for the transportation, storage, or disposal of any such hazardous substance or waste at any offsite treatment, storage or disposal of any such hazardous substance or waste at any off site treatment, storage or disposal facility.

               (e) There has been no release or discharge by CCI of any hazardous substance, as defined in CERCLA or in the Federal Superfund Amendment and Reauthorization Act of 1986 ("SARA") or to which any similar local Law is applicable, or of a hazardous waste, as defined in RCRA or to which any similar local Law is applicable, which would (i) constitute or have constituted a violation of Law, or (ii) give rise to any obligation by CCI, or its respective assigns or successors in interest to effect any environmental cleanup or remediation.

               (f) No federal, state or local government or agency has asserted or created any lien or other encumbrance upon any or all of the real properties utilized by CCI and its subsidiaries in conducting its business as a result of any use, spill, release, discharge or cleanup of any hazardous substance or waste under CERCLA, SARA or RCRA or any other Law, nor has any such use, spill, release, discharge or cleanup occurred which could result in the assertion or creation of such an encumbrance.

          SECTION 5.21 Intellectual Property. CCI has the right to use each tradename, service mark, patent, copyright, trademark or other intellectual property right (the "Intellectual Property Rights") listed in Section 5.21 of the CCI Disclosure Schedule in the manner and location now used, and except as otherwise set forth therein, all of such Intellectual Property Rights are and will be at the Effective Time free and clear of all royalty obligations and liens. There are no claims pending or threatened against CCI that its use of any of the Intellectual Property Rights listed in
Section 5.21 of the CCI Disclosure Schedule infringes the rights of any person. CCI and each CCI Stockholder has no knowledge of any conflicting use of any of such Intellectual Property Rights.

               (a) CCI has no Intellectual Property Right related to its business, except those which are set forth in Section 5.21 of the CCI Disclosure Schedule, which are all those necessary for the operation of its business as presently conducted.

               (b) CCI is not a party in any capacity to any franchise, license or royalty agreement respecting any Intellectual Property Rights and there is no conflict with the rights of others in respect to Intellectual Property Rights now used in the conduct of its business.

          SECTION 5.22 Customer Warranties. Except as disclosed in Section 5.22 of the CCI Disclosure Schedule, there are not pending, nor, to the best of the knowledge of CCI, threatened, any claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this agreement by CCI that are not disclosed or referred to in the Financial Statements and which are not fully reserved against which would result in a loss or damage to CCI in excess of $50,000 in the aggregate.

          SECTION 5.23 Products Liability and NHTSA. (a) Except as set forth in Section 5.23 of the CCI Disclosure Schedule, (i) there is no claim by or before any court or governmental or other regulatory or administrative agency, commission or other Governmental Entity, including the National Highway Traffic and Safety Administration ("NHTSA"), against CCI alleging any product manufactured, shipped, sold or delivered by or on behalf of CCI which is pending or, to the knowledge of CCI, threatened nor, to the knowledge of CCI, does there exist any basis therefor, relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold or delivered by or on behalf of CCI or any alleged failure to warn, or any alleged breach of implied warranties or representations, nor, to the knowledge of CCI, is there any valid basis for any such claim, (ii) to the knowledge of CCI, there has not been any Occurrence (as defined in Section 5.23(b) below), (iii) there has not been any product recall, rework or post-sale warning or similar action (collectively "Recalls") conducted by CCI with respect to any product manufactured, shipped, sold or delivered by or on behalf of CCI, or, to the knowledge of CCI, any investigation or consideration of or decision made by any person or entity concerning whether to undertake or not undertake, any Recalls; (iv) there are no pending or, to the knowledge of CCI, threatened, claims against CCI under any state "lemon" law or other consumer protection law, regulation or rule nor, to the knowledge of CCI, does there exist any basis therefor; and (v) to the knowledge of CCI, there are no material defects in design, manufacturing, materials or workmanship including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product manufactured, shipped, sold or delivered by or on behalf of CCI.

               (b)  For purposes of Section 5.23, the term
"Occurrence" means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date which is caused or allegedly caused by any hazard or defect in manufacture, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product manufactured, shipped, sold or delivered by or on behalf of CCI which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

               (c) All manufacturing standards applied, testing procedures used and product specifications disclosed to customers by CCI comply in all material respects with all requirements established by any applicable Law.

               (d)  Set forth in Section 5.23 of the CCI Disclosure
Schedule is a list of all correspondence and communications
(summarized if oral) between CCI and NHTSA since October 1, 1993.

          SECTION 5.24 Dealings with Affiliates. Section 5.24 of the CCI Disclosure Schedule sets forth a complete list, including the parties of all oral or written agreements and arrangements to which CCI is, will be or has been a party, at any time from January 1, 1994 to the Effective Time, and to which any affiliate is also a party ("Related Party Transaction"). All Related Party Transactions are on terms no less favorable to CCI than what CCI could obtain on an arms' length basis from an unrelated party.

          SECTION 5.25 Insurance. CCI currently has, and through the Closing Date will have, adequate insurance contracts or policies (the "Policies") in full force and effect which provide for coverages that are usual and customary as to the amount and scope in the business of CCI. Section 5.25 of the CCI Disclosure Schedule sets forth details regarding all insurance contracts or policies that relate to liability or excess liability insurance (collectively the "Liability Policies"), including the name of the insurer, the types, dates and amounts of coverages and any material coverage exclusions. Except as set forth in Section 5.25 of the CCI Disclosure Schedule, all of the Liability Policies remain in full force and effect. CCI has not breached or otherwise failed to perform in any material respects its obligations under any of the Policies or the Liability Policies or has received any adverse notice or communication from any of the insurers party to the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies. To the knowledge of CCI, all Policies are sufficient for compliance with all Laws and all agreements to which CCI is subject and all Policies are valid, outstanding, collectible and enforceable Policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. CCI has never been refused any insurance with respect to its assets or operations, nor has coverage ever been limited, by any insurance carrier to which either has applied for any Policy or with which either has carried a Policy.

          SECTION 5.26 Health. Mr. Lee represents that, to his knowledge, he is in good health and insurable for up to $3,000,000 in life insurance coverage.

          SECTION 5.27 Disclosure. No representation or warranty of CCI in this Agreement or any document, certificate or statement issued in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances in which they were made, not misleading.


                            ARTICLE 6

             REPRESENTATIONS AND WARRANTIES OF NRVH

          Except as set forth in the Disclosure Schedule delivered by NRVH to CCI prior to the execution of this Agreement and attached hereto (the "NRVH Disclosure Schedule"), which shall identify exceptions by specific Section references, NRVH hereby represents and warrants to CCI that:

          SECTION 6.1 Organization and Qualification; Subsidiaries. Each of NRVH and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and NRVH and each subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly organized, validly existing and in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have an NRVH Material Adverse Effect. The term "NRVH Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, business, properties, assets or operations of NRVH and its subsidiaries, taken as a whole, at the time of such event, change or effect.

          SECTION 6.2 Certificate of Incorporation and By-Laws. NRVH has heretofore furnished to CCI complete and correct copies of the Certificate of Incorporation and By-Laws, as amended or restated, of NRVH. NRVH is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

          SECTION 6.3 Capitalization. As of the date of this Agreement, the authorized capital stock of NRVH consists of (a) 10,000,000 shares of NRVH Common Stock and (b) 5,000 shares of preferred stock, par value $.01 per share ("NRVH Preferred Stock"). As of October 21, 1996: (i) 4,744,023 shares of NRVH Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, NRVH's Certificate of Incorporation or By-Laws or any agreement to which NRVH is a party or is bound; (ii) 1,178,700 shares of NRVH Common Stock were held in treasury and (iii) 1,150,277 shares of NRVH Common Stock were reserved for future issuance pursuant to outstanding stock options and warrants issued to certain officers, employees, directors and other persons excluding options issuable as a result of this Transaction. As of the date of this Agreement, 4,000 shares of NRVH Preferred Stock were issued and outstanding. Each of the outstanding shares of capital stock of, or other equity interests in, each of NRVH's subsidiaries is duly authorized and validly issued and, if applicable, fully paid and nonassessable.

          SECTION 6.4 Authority. NRVH has all requisite corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NRVH and the consummation by NRVH of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of NRVH are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by NRVH and, assuming the due authorization, execution and delivery thereof by CCI, constitutes a legal, valid and binding obligation of NRVH enforceable against NRVH in accordance with its terms.

          SECTION 6.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by NRVH does not, and the performance of this Agreement by NRVH and the consummation of the transactions contemplated hereby will not, excepting any shareholder votes required by Delaware Law, (i) conflict with or violate the Certificate of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of NRVH or any of NRVH's subsidiaries, (ii) conflict with or violate any Laws or NRVH Permits (as hereafter defined) in effect as of the date of this Agreement applicable to NRVH or any of NRVH's subsidiaries or by which any of their respective properties is bound or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NRVH or any of NRVH's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which NRVH, or any of NRVH's subsidiaries is a party or by which NRVH or any of NRVH's subsidiaries or any of their respective properties is bound or subject to, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have an NRVH Material Adverse Effect.

               (b) The execution and delivery of this Agreement by NRVH does not, and the performance of this Agreement by NRVH will not, as of the date of this Agreement, require NRVH to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except
(i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws") and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent NRVH from performing its obligations under this Agreement.

          SECTION 6.6 Permits; Compliance. Each of NRVH and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification numbers, approvals and orders (collectively, the "NRVH Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, and there is no action, proceeding or investigation pending or, to the knowledge of NRVH, threatened regarding suspension or cancellation of any of the NRVH Permits, except where the failure to possess, or the suspension or cancellation of, such NRVH Permits would not have an NRVH Material Adverse Effect. Neither NRVH nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law by which any of their respective properties is bound or subject to or (b) any of the NRVH Permits, except for any such conflicts, defaults or violations which would not have an NRVH Material Adverse Effect.

          SECTION 6.7 NRVH Reports; Financial Statements. (a) Since January 1, 1996, NRVH and its subsidiaries have timely filed
(i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K,
(5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "NRVH SEC Reports") and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have an NRVH Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 6.7(a) being referred to herein, collectively, as the "NRVH Reports"). The NRVH Reports, including all NRVH Reports filed after the date of this Agreement and prior to the Effective Date (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the NRVH SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such NRVH SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the NRVH SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except, with respect to NRVH SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of NRVH and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

          SECTION 6.8 Absence of Litigation. Except as disclosed in the NRVH SEC Reports filed prior to the date of this Agreement, and as disclosed in Section 6.8 of the NRVH Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of NRVH, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of NRVH, threatened in writing against NRVH or any of its subsidiaries or any properties or rights of NRVH or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations or investigations which, individually or in the aggregate, would not reasonably be expected to have an NRVH Material Adverse Effect), and neither NRVH nor any of its subsidiaries is subject to any continuing order of, consent decree, or, to the knowledge of NRVH, continuing investigation by, or any judgment, order, writ, injunction, decree or award of, any Governmental Entity, court or arbitrator, including, without limitation, cease-and-desist or other orders, except for such matters which would not reasonably be expected to have an NRVH Material Adverse Effect.
          SECTION 6.9 Tax Matters. Neither NRVH nor, to the knowledge of NRVH, any of its affiliates has taken or agreed to take any action that would prevent the Exchange from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          SECTION 6.10 Taxes. Except for such matters that would not have an NRVH Material Adverse Effect and except as disclosed in
Section 6.10 of the NRVH Disclosure Schedule, (a) NRVH and its subsidiaries have timely filed or will timely file all returns or reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Date, taking into account any extension of time to file, granted to or obtained on behalf of NRVH or its subsidiaries, (b) all Taxes shown to be payable on such Returns or reports that are due prior to the Effective Date has been paid or will be paid when due,
(c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against NRVH or its subsidiaries, (d) all liability for Taxes of NRVH or its subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 6.7(b) hereof have been paid or adequately reserved for on such financial statements and (e) no Tax Return or reports of NRVH or any of its subsidiaries are under examination.

          SECTION 6.11   Brokers.  Other than 712 Advisory
Services, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NRVH.

          SECTION 6.12 NRVH Common Stock. NRVH Common Stock has been duly authorized and, when issued in accordance with the Exchange, will be validly issued, fully paid and nonassessable.

          SECTION 6.13 Books and Records. The books of account and other financial records of NRVH and its subsidiaries are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to NRVH, and are accurately reflected in the consolidated financial statements of NRVH contained in the NRVH SEC Reports. The minute books of NRVH contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of NRVH.

          SECTION 6.14 No Undisclosed Liabilities. Except as set forth in the Section 6.14 of the NRVH Disclosure Schedule, there are no liabilities of NRVH or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

               (a) liabilities disclosed or provided for in the consolidated financial statements contained in the NRVH SEC
Reports; and
               (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1995.

          SECTION 6.15 Disclosure. No representation or warranty of NRVH in this Agreement or in any document, certificate or statement issued in connection herewith contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein and therein in light of the circumstances in which they were made, not misleading.


                           ARTICLE 7

                            COVENANTS

          SECTION 7.1 Affirmative Covenants of CCI. (a) CCI hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Effective Time unless otherwise expressly contemplated by this Agreement or consented to in writing by NRVH, it will:

                    (i) operate its business only in the usual and ordinary course consistent with past practices;

                    (ii) use its best efforts to preserve
substantially intact its business organizations, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers, and otherwise operate its business in a manner that breaches no Material Contract (as defined);

                    (iii) use its best efforts to maintain and keep its business relationships intact and unimpaired, and its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

                    (iv) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained; provided, however, that in the event CCI deems it necessary to take certain actions that would otherwise be proscribed by clauses (i) - (iv) of this Section 7.1, CCI shall consult with NRVH which shall consider in good faith CCI's request to take such action and not unreasonably withhold its consent for such action; and

                    (v) promptly advise NRVH of the commencement or threat (to the extent that such threat comes to its knowledge) of any claim, action, suit, proceeding or investigation against, relating to or involving it or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby.

               (b) CCI will make its stock transfer records and stockholder lists available to the extent reasonably necessary to effectuate the intent of this Agreement.

          SECTION 7.2 Negative Covenants of CCI. Except as expressly contemplated by this Agreement and except as set forth in
Section 7.2 of the CCI Disclosure Schedule, or otherwise consented to in writing by NRVH, from the date of this Agreement until the Effective Date, CCI will not do any of the following:

               (a) (i) increase the compensation payable to or to become payable to any director or officer (by making a bonus payment or otherwise), (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of CCI or its subsidiaries as in effect on the date of this Agreement and disclosed in writing to NRVH) to, or enter into any employment or severance agreement with, any director, officer or employee (other than on a case by case basis with a limited number of employees who are not directors or officers and in no event with employees generally and other than employment agreements entered into with the consent of NRVH, which consent shall not be unreasonably withheld); or (iii) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

               (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock;

               (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its capital stock or equity interest, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its respective subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

               (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares; or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

               (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

               (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business;

               (g)  propose or adopt any amendments to its
Certificate of Incorporation or, as to its By-Laws, any amendments except as contemplated hereby;

               (h) change any of its methods of accounting in effect, or make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $25,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1995, except as may be required by Law or generally accepted accounting principles;

               (i) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice, provided that CCI informs NRVH promptly of any increases in borrowings;

               (j) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on CCI or substantially less advantageous to CCI than arrangements, agreements or contracts existing on the date hereof; or

               (k) agree in writing or otherwise to do any of the foregoing.

          SECTION 7.3 Negative Covenants of NRVH. Except as expressly contemplated by this Agreement or otherwise consented to in writing by CCI, from the date of this Agreement until the Effective Time, NRVH will not do, and will not permit any of its subsidiaries to do, any of the following:

               (a) amend any of the material terms or provisions of the NRVH Common Stock;

               (b) knowingly take any action which would result in a failure to maintain the trading of NRVH Common Stock on the Nasdaq Stock Market system ("NASDAQ");

               (c) declare or pay any extraordinary cash dividend on outstanding shares of its capital stock; or

               (d) agree in writing or otherwise to do any of the foregoing.

          SECTION 7.4 Access and Information. CCI shall (i) afford to NRVH and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "NRVH Representatives") access upon reasonable prior notice to CCI's officers, employees, agents, properties, offices and other facilities and its subsidiaries and to the books and records thereof and (ii) furnish promptly to NRVH and the NRVH Representatives such information concerning the business, properties, contracts, records and personnel of it and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be requested, from time to time, by NRVH.

          SECTION 7.5 Confidentiality. (a) Except as may be necessary to carry out this Agreement and the transactions contemplated hereby, each of NRVH and CCI shall, and shall require their respective officers, directors, employees and authorized representatives to, hold in confidence prior to the Effective Time and for two years from any termination of this Agreement all data and information obtained by them from the other party (unless required to disclose such information by judicial or administrative process, as otherwise required by Law, or unless such information
(i) is or becomes generally available to the public other than as a result of a disclosure by such party, any subsidiary of such party or any of their authorized representatives, (ii) is independently acquired or developed by such party, any subsidiary of such party or any of their representatives, or (iii) is or becomes available to such party, any subsidiary of such party or any of their authorized representatives from a source other than the other party, provided that such source is not known to be bound by a confidentiality agreement with the other party or by any other legal, contractual or fiduciary duty not to disclose such information) and shall not, and shall use reasonable efforts to cause such officers, directors, employees and authorized representatives not to, disclose such information to others without the prior written consent of the other party.

               (b) If this Agreement is terminated, each of NRVH and CCI shall, if so requested by the other party, promptly return every document furnished to them or their affiliates in connection with the transactions contemplated hereby and any copies of such documents that may have been made and shall use reasonable efforts to cause the representatives to whom such documents were furnished promptly to return such documents and any copies of such documents, other than documents filed with the Securities and Exchange Commission or otherwise publicly available.

          SECTION 7.6 No Solicitation or Negotiations. Unless and until this Agreement is terminated, CCI and each of the CCI Stockholders will not, and will use its or his reasonable efforts to cause the directors, officers, employees, representatives, agents, advisors, accountants and attorneys of CCI and the CCI Stockholders not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any person with respect to, or have any discussions with any persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, CCI, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          SECTION 7.7 Insurance Coverage. NRVH agrees to maintain, for a period of at least two years following the Closing Date, a minimum of $6 million of insurance coverage for product liability claims (which may include an umbrella insurance policy) relating to CCI's products ("Minimum Product Liability Coverage").

          SECTION 7.8 Monaco Property. R&T Lee Investments, LLC ("R&T Lee") and CCI shall execute the Addendum to the Monaco Lease (the "Monaco Lease Addendum") set forth as Exhibit 7.8 hereof.


                           ARTICLE 8

                      ADDITIONAL AGREEMENTS

          SECTION 8.1    Appropriate Action; Consents; Filings.
(a) CCI and NRVH shall each use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by NRVH or CCI or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Exchange, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Exchange required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws and (B) any other applicable Law; provided that NRVH and CCI shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. CCI and NRVH shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

               (b) Each of CCI and NRVH agree to cooperate and use their best efforts vigorously to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Exchange or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal; provided, however, that in no event shall either party take, or be required to take, any action that would have a CCI or an NRVH Material Adverse Effect.

               (c) Each of CCI and NRVH shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, its best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (ii) disclosed or required to be disclosed in the CCI Disclosure Schedule or the NRVH Disclosure Schedule, as the case may be, (iii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or required to prevent a CCI Material Adverse Effect from occurring prior to or after the Effective Time or an NRVH Material Adverse Effect from occurring prior to or after the Effective Time.

               (d) In the event that either party shall fail to obtain any third party consent described in subsection (c) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon CCI and NRVH, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Date, from the failure to obtain such consent.

          SECTION 8.2 Stockholders; Tax Treatment. CCI will advise its stockholders of the resale restrictions imposed by federal securities laws on the shares of NRVH Common Stock received by them pursuant to the Exchange. Each party hereto shall use its best efforts to cause the Exchange to qualify, and will not take any actions which could prevent the Exchange from qualifying, as a reorganization qualifying under the provisions of Section 368(a) of the Code.

          SECTION 8.3 Public Announcements. Unless otherwise required by applicable Law or NASDAQ or stock exchange requirements (and in that event only if time does not permit), NRVH and CCI shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange and the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation.

          SECTION 8.4    Tax Matters.

               (a) Pre-Closing Tax Period Returns. CCI shall prepare and file, or cause to be prepared or filed, at its own expense, if not already prepared and filed, all 1995 federal, state and local Returns of CCI, and all 1996 federal, state and local Returns of CCI reflecting CCI's status as an S corporation (as defined in Section 1361 et seq. of the Code, and regulations promulgated thereunder). At least thirty (30) days prior to the due date of any such Return, CCI shall cause such Return to be delivered to NRVH for review by it and its representatives. If any position reflected on such Return is inconsistent with CCI's past filing practices and positions, then such Return shall not be filed without the prior written consent of NRVH (which consent may not be unreasonably withheld). For purposes of this Agreement, the "due date" of a Return shall mean the earlier of (A) the date on which the Return is required to be filed under applicable law (including extensions) and (B) the actual filing date of such Return.

               (b)  Cooperation.   (i) NRVH shall cooperate with
CCI Stockholders or their designated representatives (A) in preparation of returns for Pre-Closing Tax Periods ("Pre-Closing Tax Returns") and (B) with respect to any matter described in
Section 8.4(d). Such cooperation shall include, without limitation, furnishing prior years Pre-Closing Tax Returns or return preparation workpapers illustrating previous reporting practices or containing historical information relevant to the information within the possession of NRVH and its subsidiaries, requested by such CCI Stockholders or their designated representatives as is relevant to the preparation of the Returns, provision of powers of attorney necessary for the purpose of signing Returns and defending any audit or examination, immediately forwarding to the stockholders copies of any notices or forms or other communications received from or sent to any taxing authority which relate to the Pre-Closing Tax Returns or any Pre-Closing Tax Period (or any Tax Audit or Tax Adjustment thereof (as defined below) to the extent that either the CCI Stockholders could have an indemnification obligation with respect to such Return, Tax Audit or Tax Adjustment or any taxpayer could have personal liability because of the status of CCI as an S corporation, and providing documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which NRVH or CCI may possess. NRVH and its subsidiaries shall make their respective accountants, employees and facilities available on a mutually convenient basis to provide explanations of any documents or information provided thereunder.

          (ii) CCI Stockholders. Each CCI Stockholder shall cooperate with NRVH and its subsidiaries (A) in preparation of, and in connection with any post-closing matters relating to, all Pre-Closing Tax Returns and (B) with respect to any matter described in
Section 8.4(d). Such cooperation shall include, without limitation, immediately forwarding to NRVH copies of any notices or forms or other communications received from or sent to any taxing authority which relate to the Pre-Closing Tax Returns or any Pre-Closing Tax Period (or any audit or examination thereof), and providing documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which such CCI Stockholders may possess. The CCI Stockholders shall make their respective accountants, employees and facilities available on a mutually convenient basis to provide explanations of any documents or information provided hereunder.

          (c) Books and Records. For a period of six (6) years from the date hereof, NRVH shall, and shall cause its subsidiaries to, retain all Pre-Closing Tax Returns, books and records of CCI for all Pre-Closing Tax Periods, and shall allow the CCI Stockholders or their designated representatives to examine and make copies of such Returns, books and records. Thereafter, if NRVH wishes to dispose of any such materials it shall return such materials to the CCI Stockholders or their designated representatives.

          (d) Tax Audits and Adjustments.

          (i)  Pre-Closing Tax Returns of CCI

          (A) With respect to any Pre-Closing Tax Return of CCI for which a CCI Stockholder could have an indemnification obligation or a CCI stockholder could have personal liability because of the status of CCI as an S corporation, the CCI Stockholder or its designated representatives shall have the sole right to control and settle any audit or examination by any taxing authority ("Tax Audit") and contest and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment ("Tax Adjustment"), provided, however, if the resolution of any issue arising with respect to such Tax Audit or Tax Adjustment could have a material adverse effect on the amount or timing of the Tax liability of, or attributable to, CCI (or any affiliate) in any Tax Period following the Closing(a "Post-Closing Tax Period"), the CCI Stockholder shall promptly notify NRVH in writing and shall afford NRVH the opportunity to control jointly the conduct and resolution of the portion of such Tax Audit or Tax Adjustment that could have the effect of increasing the Tax liabilities of, or attributable to, NRVH or CCI (or any affiliate) in a Post-Closing Tax Period.
          (B) If NRVH shall decline in writing to participate in the control of the conduct of such Tax Audit or Tax Adjustment, the CCI Stockholder shall have the right to control the conduct of such Tax Audit or Tax Adjustment, provided that the CCI Stockholder shall not resolve such Tax Audit or Tax Adjustment without NRVH's written consent, which shall not be unreasonably withheld.

          (e) Other Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by CCI when due, and will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, will join in the execution of any such Tax returns and other documentation.

          SECTION 8.5 Employee Stock Options. NRVH agrees to include up to 13 CCI employees in its next round of broadly-based stock option grants. The CCI Board of Directors shall have the authority to recommend to the NRVH Stock Option Committee the eligible optionees and amounts granted to such optionees, consistent with NRVH's practice of granting such options.

          SECTION 8.6    Insurance.  Mr. Lee will use his best
efforts to obtain "key man" life insurance in an amount not less that $3,000,000 covering his life.


                           ARTICLE 9

                       CLOSING CONDITIONS

          SECTION 9.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Exchange and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable
Law:

               (a) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Exchange shall have been obtained from and made with all required Governmental Entities or any other third party.

               (b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange.

               (c) Employment Agreements. Employment agreements between CCI and each of Mr. Lee and Mr. Courtemanche, in substantially the form attached hereto as Exhibits 9.1(c), shall have been executed and in full force and effect.

          SECTION 9.2 Additional Conditions to Obligations of NRVH. The obligations of NRVH to effect the Exchange and the other transactions contemplated herein are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by NRVH in its sole discretion):

               (a) Representations and Warranties. Each of the representations and warranties of CCI contained in this Agreement shall be true and correct in all material respects as of the Effective Date as though made on and as of the Effective Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. NRVH shall have received a certificate of the President or Chief Financial Officer of CCI to such effect.

               (b) Agreements and Covenants. CCI shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it, in all material respects, on or prior to the Effective Date. NRVH shall have received a certificate of the President or Chief Financial Officer of CCI to such effect.

               (c) Opinion of CCI's Counsel. NRVH shall have received an opinion, dated the Effective Date, of Hershner Hunter Moulton Andrews & Neill, counsel to CCI, in form and substance satisfactory to NRVH substantially in the form set forth as Exhibit 9.2(c).

               (d) By-laws. The CCI By-laws shall be amended to reflect the provision described in Exhibit 9.2(e).

               (e) The Monaco Lease. The Monaco Lease Addendum shall be executed and delivered by R&T Lee and CCI.

               (f) Certificates. NRVH shall have received such certificates from officers and representatives of CCI as it shall have reasonably requested.

          SECTION 9.3 Additional Conditions to Obligations of CCI. The obligations of CCI to effect the Exchange and the other transactions contemplated in this Agreement are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by CCI in its sole discretion):

               (a) Representations and Warranties. Each of the representations and warranties of NRVH contained in this Agreement shall be true and correct in all material respects as of the Effective Date, as though made on and as of the Effective Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. CCI shall have received a certificate of the Chief Financial Officer of NRVH to such effect.

               (b) Agreements and Covenants. NRVH shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it, in all material respects, on or prior to the Effective Date. CCI shall have received a certificate of the Chief Financial Officer of NRVH to such effect.

               (c) Opinion of Counsel to NRVH. CCI shall have received an opinion, dated the Effective Date, of Werbel & Carnelutti, A Professional Corporation, counsel to NRVH, in form and substance satisfactory to CCI, substantially in the form set forth as Exhibit 9.3(c).

               (d) Registration Rights Agreement. A registration rights agreement between NRVH and the CCI Stockholders, in substantially the form attached hereto as Exhibit 9.3(d), shall have been executed and in full force and effect.

               (e) Stock Options. NRVH shall grant stock options to CCI employees as set forth in Schedule 9.3(e).

               (f) Release from Guaranty. Mr. Lee and Ms. Lee shall have been released from the guaranties under CCI's prime bank borrowing line of credit.

               (g) Certificates. CCI shall have received such certificates from officers and representatives of NRVH as it shall have reasonably requested.

                           ARTICLE 10

                TERMINATION, AMENDMENT AND WAIVER

          SECTION 10.1   Termination.  This Agreement may be
terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Exchange by the stockholders of each of CCI and NRVH:

               (a)  by mutual consent of NRVH and CCI;

               (b) by NRVH, upon a breach of any representation, warranty, covenant or agreement on the part of CCI or the CCI Stockholders set forth in this Agreement, or if any representation or warranty of CCI or the CCI Stockholders shall have become untrue, in either case such that the conditions set forth in
Section 9.2(a) or Section 9.2(b) would not be satisfied;

               (c) by CCI, upon breach of any representation, warranty, covenant or agreement on the part of NRVH set forth in this Agreement, or if any representation or warranty of NRVH shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) or Section 9.3(b) would not be satisfied;

               (d) by either NRVH or CCI, if there shall be any Order which is final and nonappealable preventing the consummation of the Exchange, except if the party relying on such Order has not complied with its obligations under Section 8.1(b);

               (e) by either NRVH or CCI, if the Exchange shall not have been consummated before March 31, 1997; and

               (f)  by NRVH or CCI at any time prior to the
Effective Date if (i) in the case of termination by NRVH, any of the conditions specified in Section 9.2 shall not have been met in all material respects or waived prior to such time as such condition can no longer be satisfied or (ii) in the case of termination by CCI, any of the conditions specified in Section 9.3 shall not have been met in all material respects or waived prior to such time as such condition can no longer be satisfied.

          The right of any party hereto to terminate this Agreement pursuant to this Section 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          SECTION 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability on the part of NRVH or CCI or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, and except that nothing herein shall relieve any party of liability for any breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement prior to the termination hereof and except that
Section 7.5, 7.6, 10.2, 10.5 and Articles 11 and 12 shall survive such termination.

          SECTION 10.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 10.4 Waiver. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.
          SECTION 10.5 Fees, Expenses and Other Payments. Except as provided in Section 10.5(c), all Expenses (as defined in paragraph(b) of this Section 10.5) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses.

               (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, and all other matters related to the closing of the transactions contemplated herein.

               (c) If this Agreement shall be terminated by CCI pursuant to Section 10.1(c) or by NRVH pursuant to Section 10.1(b) (in each case, the "Non-Breaching Party"), then the other party shall pay to the Non-Breaching Party, in consideration of the time, effort and resources expended in connection herewith, all of the Non-Breaching Party's Expenses. This shall be in addition to any other rights the Non-Breaching Party shall have.

               (d)  Any payment required to be made pursuant to
Section 10.5(c) shall be made to the Non-Breaching Party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the Non-Breaching Party, if any, and shall be made by wire transfer of immediately available funds to an account designated by the Non-Breaching Party in the notice of demand for payment delivered pursuant to this Section 10.5(d).


                           ARTICLE 11

                         INDEMNIFICATION

          SECTION 11.1   Indemnity by CCI and CCI Stockholders.
CCI and each of the CCI Stockholders, jointly and severally, agree to indemnify and hold harmless NRVH and its successors and assigns and its and their respective officers, directors, controlling persons (if any), employees, attorneys, agents, affiliates, partners and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement (including NRVH, the "NRVH Indemnities") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation, warranty, covenant or agreement of CCI or any CCI Stockholder contained in this Agreement or in any other agreement executed and delivered by CCI or either CCI Stockholder hereunder or in connection herewith.

          SECTION 11.2 Indemnity by NRVH. NRVH agrees to indemnify and hold harmless CCI and the CCI Stockholders and their successors and assigns and its officers, directors, controlling persons (if any), employees, attorneys, agents, affiliates, partners (including CCI and the CCI Stockholders, the "CCI Indemnities") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation, warranty, covenant or agreement of NRVH contained in this Agreement, or in any other agreement executed and delivered by NRVH hereunder or in connection herewith.

          SECTION 11.3 Defense of Claims. Any NRVH Indemnitee or CCI Indemnitee (the "Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have an adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

          SECTION 11.4 Limits on Recovery. (a) Neither CCI or the CCI Stockholders (pursuant to Section 11.1) nor NRVH (pursuant to Section 11.2) shall be required to indemnify the other parties pursuant to such sections unless the aggregate amount of damages, claims or other amounts for which the Indemnified Party is entitled to indemnification pursuant to such sections (the "Damages") exceeds $25,000 (the "Indemnification Threshold"), provided that if such aggregate amount of Damages exceeds the Indemnification Threshold, the Indemnitor shall indemnify the Indemnified Party for the entire amount of Damages and not merely for the amount of Damages which exceeds $25,000.

               (b)  Notwithstanding anything in Sections 11.1 or
11.2 to the contrary, an Indemnitor shall only be required to indemnify an Indemnified Party pursuant to such sections with respect to a particular claim for Damages to the extent the Indemnified Party delivers to the Indemnitor a Claim Notice relating to such claim within two (2) years from the Closing Date (the "Indemnification Period"); provided, however, that with respect to a claim by an Indemnified Party involving product liability (including without limitation the representations contained in Section 5.23) ("Product Liability Claims") or liability for Taxes, such Indemnified Party shall be entitled to indemnification pursuant to Sections 11.1 or 11.2, as the case may be, until the relevant statute of limitations under applicable law relating to such specific claim has expired; provided further, however, that with respect to Product Liability Claims, the indemnification covenants contained herein shall extend beyond the Indemnification Period only if the Minimum Insurance Coverage is in effect.

               (c)  Notwithstanding anything in Sections 11.1 or
11.2 to the contrary, the aggregate liability of CCI and the CCI Stockholders pursuant to Section 11.1 and the aggregate liability of NRVH pursuant to Section 11.2 shall be limited to $18,000,000 (two times the market value of the Exchange Consideration). In the event that an NRVH Indemnitee is entitled to seek indemnity for Damages under this Section 11 from CCI or the CCI Stockholders, such NRVH Indemnitee may proceed against any of CCI or the CCI Stockholders; provided however, that such NRVH Indemnitee shall not proceed, in the first instance, against Ms. Mason or Ms. Lee-Thomson if Ms. Mason or Ms. Lee-Thomson, as the case may be, has theretofore paid at least $1,052,000 to the NRVH Indemnitees as Damages pursuant to this Section 11; provided further, however, that if such NRVH Indemnitee is unable to recover for Damages for which it is entitled to indemnification from CCI or the other CCI Stockholders within 60 days of its delivery of a Claim Notice with respect to the claim for indemnification at issue, such NRVH Indemnitee shall then be permitted to proceed against Ms. Mason and Ms. Lee-Thomson.

                           ARTICLE 12

                       GENERAL PROVISIONS

          SECTION 12.1 Effectiveness of Representations, Warranties and Agreements. The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

          SECTION 12.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to NRVH:

               National R.V. Holdings Inc.
               3411 N. Perris Blvd.
               Perris, CA 92571
               Attention:  Mr. Wayne M. Mertes

               with a copy to:

               Werbel & Carnelutti
               711 Fifth Avenue
               New York, NY  10022
               Attention:  Stephen M. Davis, Esq.
               Telecopier No.:  (212) 832-3353

          (b)  If to CCI:

               Country Coach, Inc.
               135 East First Street
               Junction City, OR 97448
               Attention:  Mr. Robert B. Lee

               with a copy to:

               Hershner Hunter Moulton
                 Andrews & Neill
               180 E. Eleventh Avenue
               Eugene, Oregon  94440

               Attention:  William R. Potter, Esq.

               Telecopier No.: (503) 344-2025

          SECTION 12.3 Certain Definitions. For purposes of this Agreement, the term:

               (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

               (b) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

               (c) "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

               (d) "knowledge" shall mean, with respect to any matter in question, with respect to CCI, if an executive officer of CCI or a CCI Stockholder or, with respect to NRVH, if an executive officer of NRVH, as the case may be, has actual knowledge of such matter, after due inquiry;

               (e) "Market Value" shall mean the average of the closing price per share of the NRVH Common Stock on the five consecutive trading days ending on the second trading day following the initial public announcement disclosing the Exchange. The closing price for each such day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices of such NRVH Common Stock, in either case on The Nasdaq Stock market or the principal securities exchange on which the shares of NRVH Common Stock are listed or admitted to trading.

               (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);
               (g) "Returns" mean all tax returns, statements, reports, forms (including estimated tax or information returns and reports, or filing extensions with respect thereto) required to be filed with any taxing authority in connection with the determination or administration of any tax;

               (h) "subsidiary" or "subsidiaries" of CCI, NRVH or any other person, means any corporation, partnership, joint venture or other legal entity of which CCI, NRVH or such other person, as the case may be (either alone or through or together with any other subsidiary), controls or owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or, which by contract or agreement, has the power to control such corporation or other legal entity, or which otherwise constitutes a "subsidiary" as defined in Regulation S-X Section 210.1-02(w). A "significant subsidiary" shall mean any entity constituting a significant subsidiary under Regulation S-X, Section 210.1-02(v).

               (i) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, customs duties, imposts, charges, levies or other similar assessments of any kind, and interest, penalties and additions to tax imposed with respect thereto.

          SECTION 12.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 12.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 12.6   Entire Agreement.  This Agreement
(together with the Exhibits and Schedules hereto) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          SECTION 12.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

          SECTION 12.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 12.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 12.10  Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          SECTION 12.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, NRVH, CCI and the CCI Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


NATIONAL R.V. HOLDINGS, INC.            COUNTRY COACH, INC.



By: /s/ Gary N. Siegler            By: /s/ Jack L. Courtemanche
    ---------------------              -------------------------
   Name:   Gary N. Siegler            Name: Jack L. Courtemanche
   Title:  Chairman of the            Title:  President
           Board of Directors


                                        /s/ Robert B. Lee
                                        ------------------------
                                        Robert B. Lee



                                        /s/ Jack L. Courtemanche
                                        ------------------------
                                        Jack L. Courtemanche



                                        /s/ Terry N. Lee
                                        ------------------------
                                        Terry N. Lee



                                        /s/ Kenda M. Mason
                                        -------------------------
                                        Kenda M. Mason



                                        /s/ Brenda J. Lee-Thomson
                                        -------------------------
                                        Brenda J. Lee-Thomson


Solely for purposes of
Section 7.8 hereof

R&T LEE INVESTMENTS, LLC


By: /s/ Robert B. Lee
-------------------------
                                             Exhibit B

FOR IMMEDIATE RELEASE

               NATIONAL R.V. HOLDINGS, INC. AGREES
                 TO ACQUIRE COUNTRY COACH, INC.

PERRIS, California (October 22, 1996) - National R.V. Holdings, Inc. (Nasdaq:NRVH) announced today it has entered into a definitive agreement to acquire Country Coach, Inc. of Junction City, Oregon. Country Coach is a leading manufacturer of highline motorcoaches under the Magna, Affinity, Concept, Intrigue, Allure and Country Coach Prevost Conversion brand names. Following the acquisition, Country Coach will be operated as a wholly-owned subsidiary of National R.V.

Country Coach was founded in 1973 by Chief Executive Officer Robert
B. Lee. Mr. Lee along with the rest of the Country Coach management team will continue in their current positions following the acquisition. In 1995, Country Coach generated net sales of approximately $70 million and pre-tax income of approximately $2.8 million. For the first nine months of 1996, Country Coach reported net sales and pre-tax profits ahead of its results for the comparable period in 1995. In fact, pre-tax profits for the first nine months of 1996 already exceed full year 1995 results.
National R.V. expects the transaction, which is subject only to customary closing conditions, to be accretive to earnings per share.

Gary Siegler, Chairman of the Board of Directors of National R.V., stated, "We are extremely excited about the acquisition of Country Coach. The addition of Country Coach's high-end product lines allow us to offer our customers a complete line of products ranging in price from $40,000 to more than $700,000. National R.V.'s philosophy of quality is consistent with Country Coach's twenty year reputation for building the finest motorhomes in the industry. Additionally, we are pleased to add the depth of experience afforded by Country Coach's excellent management to National's first class management team. We believe that this acquisition will position National as one of the nation's fastest-growing and most-exciting R.V. manufacturers."

National R.V. is one of the nation's leading manufacturers of Class A motorhomes. The Company designs, manufacturers and sells motorhomes and fifth-wheel trailers under its Dolphin, Sea Breeze and Tropi--Cal brand names.

CONTACTS:      Kenneth W. Ashley   Eugene G. Heller/Lynne P. Farris
               Chief Financial     Silverman Heller Associates
                Officer            (310) 208-2550
               (909) 946-6007